EXHIBIT 1.1

                  UNDERWRITING AGREEMENT DATED APRIL 9, 2007,
           BETWEEN GASCO ENERGY, INC. AND J.P. MORGAN SECURITIES INC.






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                               GASCO ENERGY, INC.

                        10,000,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT


April 9, 2007

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

         Gasco Energy, Inc., a Nevada corporation (the "COMPANY"), proposes to issue and sell to you as the underwriter (the "UNDERWRITER"), an aggregate of 10,000,000 shares of its common stock, par value $0.0001 per share (the "SHARES"). The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "STOCK."

         The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

         SECTION 1 . REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 (File No. 333-128547) including a prospectus relating to certain shares of Stock, including the Shares, and certain debt and other securities to be sold from time to time by the Company. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act to be part of the registration statement at the time of its effectiveness ("RULE 430 Information"), is referred to herein as the "REGISTRATION STATEMENT"; the term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term "PROSPECTUS" means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Prospectus or the Time of Sale Information (as herein defined) shall be deemed to



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refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Basic Prospectus or the Prospectus, as the case may be and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

         At or prior to the time when sales of the Shares were first made (the "TIME OF SALE"), the Company had prepared the "TIME OF SALE INFORMATION", which means (i) the Basic Prospectus, as amended or supplemented as of the Time of Sale and (ii) the orally communicated pricing information identified in Annex A hereto.

         SECTION 2 . PURCHASE OF THE SHARES BY THE UNDERWRITER. (a) The Company agrees to issue and sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the Shares at a price per share of $1.93 (the "PURCHASE PRICE").

         (b) The Company understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

         (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. New York City time on April 13, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Company may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the "CLOSING DATE."

         Payment for the Shares to be purchased on the Closing Date shall be made against delivery through the facilities of The Depository Trust Company to the Underwriter of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall


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request in writing not later than two full business days prior to the Closing
Date with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

         (d) The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

         (a) TIME OF SALE INFORMATION. The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

         (b) ISSUER FREE WRITING PROSPECTUS. The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in the following clause), an "ISSUER FREE WRITING PROSPECTUS") other than any



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document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the
Securities Act or Rule 134 under the Securities Act.

         (c) REGISTRATION STATEMENT AND PROSPECTUS. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

         (d) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) FINANCIAL STATEMENTS. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the


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financial position of the Company and its subsidiaries as of the dates indicated
and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial and statistical information and any other financial data included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company.

         (f) NO MATERIAL ADVERSE CHANGE. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries which are "significant subsidiaries" within the meaning of Regulation S-X promulgated under the Securities Act (each, a "SIGNIFICANT SUBSIDIARY" and collectively, the "SIGNIFICANT Subsidiaries"), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the Time of Sale Information; the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as set forth, incorporated by reference or contemplated in the Registration Statement and the Prospectus, neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

         (g) ORGANIZATION AND GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as



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to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (h) ORGANIZATION AND GOOD STANDING OF SIGNIFICANT SUBSIDIARIES. Each of the Company's Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

         (i) CAPITALIZATION. The Company had at the date indicated in the Prospectus and the Time of Sale Information, as the case may be, a duly authorized, issued and outstanding capitalization as set forth in the Prospectus and Time of Sale Information, as the case may be, under the caption "Capitalization" and such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information and except for options granted under, or contracts or commitments pursuant to, the Company's previous or currently existing stock option and other similar officer, director or employee benefit plans; except for the Registration Rights Agreement dated as of October 20, 2004 among the Company and J.P. Morgan Securities Inc. and First Albany Capital Inc. or stock purchase plans or in connection with the Company's proposed acquisition of Brek Energy Corporation, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Shares registered pursuant to any registration statement except with respect to shares of stock registered under the Company's existing resale shelf registration statement.




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         (j) DUE AUTHORIZATION. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

         (k) UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

         (l) THE SHARES. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

         (m) DESCRIPTIONS OF THE UNDERWRITING AGREEMENT. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information.

         (n) NO VIOLATION OR DEFAULT, NO CONFLICTS AND NO CONSENTS REQUIRED. Neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Bylaws or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect. The issue and sale of the Shares and the consummation of the transactions herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may



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be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

         (o) LEGAL PROCEEDINGS. Other than as set forth or contemplated or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, (i) a Material Adverse Effect, or (ii) a material adverse effect on the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal and governmental proceedings that are not described in the Registration Statement, the Prospectus and the Time of Sale Information to which the Company or any of its subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not have a Material Adverse Effect; and, to the best of Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (p) INDEPENDENT ACCOUNTANT. Hein & Associates LLP, who have certified the consolidated financial statements of the Company as of December 31, 2004, 2005 and 2006, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required under the Securities Act.

         (q) TITLE TO REAL AND PERSONAL PROPERTY. The Company and its subsidiaries have good and indefeasible title or, with respect to oil and gas properties, defensible title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and subsisting leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.



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         (r) TITLE TO INTELLECTUAL PROPERTY. Each of the Company and its
Significant Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "INTELLECTUAL PROPERTY") reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as set forth or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (s) NO UNDISCLOSED RELATIONSHIPS. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

         (t) INVESTMENT COMPANY ACT. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (u) PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (v) TAXES. The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and, except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

         (w) LICENSES AND PERMITS. The Company and each of its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and


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orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses as currently conducted and as described in the Registration Statement, the Prospectus and the Time of Sale Information and that are material in relation to the business of the Company and its subsidiaries, taken as a whole; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

         (x) NO LABOR DISPUTES. No labor disputes exist with employees of the Company or of its Significant Subsidiaries which are likely to have a Material Adverse Effect.

         (y) COMPLIANCE WITH ENVIRONMENTAL LAWS. Each of the Company and its subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "ENVIRONMENTAL LAWS"), except where such non-compliance with Environmental Laws could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (z) COMPLIANCE WITH ERISA. The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("CODE"); and each "pension plan" for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all


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material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of Code or "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred.

         (aa) DISCLOSURE CONTROLS. The Company and each of its Significant Subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its Significant Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

         (bb) ACCOUNTING CONTROLS. The Company and each of its Significant Subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company's internal controls.

         (cc) DISCLOSURE OF LEGAL PROCEEDINGS. The information incorporated by reference in the Registration Statement and the Prospectus from Item 3 of Part I of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 is correct in all material respects and fairly and correctly presents the information called for with respect thereto in all material respects.

         (dd) COMPLIANCE WITH OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent,


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employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (ee) NO RESTRICTIONS ON SUBSIDIARIES. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

         (ff) NO STABILIZATION. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (gg) FORWARD-LOOKING STATEMENTS. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information has been made or reaffirmed without a reasonable basis therefor or has been disclosed other than in good faith.

         (hh) STATISTICAL, MARKET AND OIL AND GAS RESERVES DATA. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, market-related and oil and gas reserves data included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is not based on or derived from sources that are reliable and accurate in all material respects.

         (ii) SARBANES-OXLEY ACT. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective with respect to the Company and its subsidiaries on the date of this Agreement.

         (jj) NO REGISTRATION RIGHTS. No person has the right to require the Company or any of its subsidiaries to register any Shares for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance of the Shares.




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         (kk) INDEPENDENT PETROLEUM ENGINEERING FIRM. Netherland, Sewell and
Associates, Inc. has represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Prospectus and Time of Sale Information.

         SECTION 4 . FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees with Underwriter that:

         (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and the Rule 430 Information under the Securities Act and will file promptly any Issuer Free Writing Prospectus to the extent required under the Securities Act and all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

         (b) DELIVERY OF COPIES. The Company will deliver, without charge, (i) to the Underwriter, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.

         (c) AMENDMENTS OR SUPPLEMENTS; ISSUER FREE WRITING PROSPECTUS. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare,


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

use, authorize, approve refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

         (d) NOTICE TO THE UNDERWRITER. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Basic Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Basic Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (e) ONGOING COMPLIANCE OF THE PROSPECTUS. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will


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comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or
(ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

         (f) BLUE SKY COMPLIANCE. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as reasonably required for distribution of the Shares and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriter) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Shares for investment under the laws of such jurisdictions as the Underwriter may designate; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

         (g) EARNING STATEMENT. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

         (h) CLEAR MARKET. For a period of 90 days after the date of the offering, the Company will not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, or file with the Commission a registration statement under the Securities Act relating to any additional shares of its Stock or securities convertible into, or exchangeable for, any shares of Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to


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


be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter. The foregoing sentence shall not apply to (A) the sale of the Shares under this Agreement, (B) the issuance of options and shares of restricted Stock and the issuance and sale of Stock by the Company pursuant to the Company's stock option agreements, stock option plan and restricted stock plan, in each case existing on the date hereof,
(C) the issuance of shares of Stock upon conversion of the Company's outstanding shares of Series B Convertible Preferred Stock or outstanding 5.50% Convertible Senior Notes due 2011, and (D) any registration statement filed in connection with the Company's proposed acquisition of Brek Energy Corporation, and (E) any post-effective amendment which may be required to be filed with respect to the Company's existing resale shelf registration statement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         (i) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Prospectus and the Time of Sale Information under the heading "Use of Proceeds".

         (j) NO STABILIZATION. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (k) EXCHANGE LISTING. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the American Stock Exchange (the "EXCHANGE").

         (l) REPORTS. So long as the Shares are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; PROVIDED, HOWEVER, that any document filed by the Company with the Commission that is publicly available on the Commission's EDGAR system shall be deemed furnished to the Underwriter at the time of such filing.

         (m) RECORD RETENTION. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.



                                       16
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

         SECTION 5 . CERTAIN AGREEMENTS OF THE UNDERWRITER. The Underwriter hereby represents and agrees that:

         (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 4(c) above, or any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an "UNDERWRITER FREE WRITING PROSPECTUS").

         (b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

         (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; PROVIDED that Underwriter may use a term sheet substantially in the form of Annex D hereto without the consent of the Company; PROVIDED FURTHER that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

         (d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

         SECTION 6 . CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

         (a) REGISTRATION COMPLIANCE; NO STOP ORDER. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Underwriter shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose



                                       17
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or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

         (c) NO DOWNGRADE. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

         (d) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there shall not have been any (i) change in the capital stock or long-term debt of the Company or any of the Significant Subsidiaries (other than in connection with any possible conversion of the Company's outstanding 5.50% Convertible Senior Notes due 2011 and Series B Convertible Preferred Stock or the exercise of outstanding stock options) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition, management or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto); or (ii) any suspension or material limitation of trading in the capital stock of the Company on the Exchange, the effect of which, in the judgment of the Underwriter. makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

         (e) OFFICER'S CERTIFICATE. The Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of the Company with


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specific knowledge about the Company's financial matters, satisfactory to the
Underwriter (i) confirming that such officers have carefully reviewed the Registration Statement, the Prospectus and the Time of Sale Information and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (iii) confirming that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole from that set forth or contemplated in the Registration Statement, the Prospectus and the Time of Sale Information and (iv) to the effect set forth in paragraphs (a), (c) and (d) above.

         (f) COMFORT LETTERS. On the Closing Date, Hein & Associates LLP shall have furnished to the Underwriter, at the request of the Company, a letter, dated the dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; PROVIDED, that such letters shall use a "cut-off" date no more than three business days prior to such Closing Date.

         (g) OPINION OF COUNSEL FOR THE COMPANY. Dill, Dill, Carr, Stonbraker & Hutchings P.C., counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex C hereto.

         (h) OPINION OF COUNSEL FOR THE UNDERWRITER. The Underwriter shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (i) COMFORT LETTER OF INDEPENDENT PETROLEUM ENGINEERS. On or prior to the Closing Date, the Underwriter shall have received from Netherland, Sewell and Associates, Inc. a letter dated such date, in form and substance satisfactory to the Underwriter stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Company addressed to the Underwriter.

         (j) NO LEGAL IMPEDIMENT TO ISSUANCE. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued


                                       19
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

by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares;
and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

         (k) GOOD STANDING. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

         (l) EXCHANGE LISTING. The Shares to be delivered on the Closing Date shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

         (m) LOCK-UP AGREEMENTS. The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and the officers and directors of the Company identified on Exhibit A-1 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be full force and effect on the Closing Date.

         (n) ADDITIONAL DOCUMENTS. On or prior to the Closing Date the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION OF THE UNDERWRITER. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make


                                       20
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the statements therein, in the light of the circumstances under which they were made, not misleading, in each of clauses (i) and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection
(b) below.

         (b) INDEMNIFICATION OF THE COMPANY. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the ninth paragraph regarding stabilizing transactions and the tenth paragraph regarding compliance with Regulation M, both under the caption "Underwriting" in the Prospectus.

         (c) NOTICE AND PROCEDURES. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; PROVIDED that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and PROVIDED, FURTHER, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person, upon request of the Indemnified Person,




                                       21
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shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any


                                       22
(NY) 27961/057/UA/ua.doc
statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) CONTRIBUTION. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) LIMITATION ON LIABILITY. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to


                                       23
(NY) 27961/057/UA/ua.doc
contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) NON-EXCLUSIVE REMEDIES. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         SECTION 8. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         SECTION 9. TERMINATION. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

         SECTION 10. PAYMENT OF EXPENSES. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including all exhibits, amendments and supplements thereto), any Issuer Free Writing Prospectus, any Time of Sale Information and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company's counsel, independent accountants and independent petroleum engineers; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses


                                       24
(NY) 27961/057/UA/ua.doc
and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the American Stock Exchange.

         (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

         SECTION 11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

         SECTION 12. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.

         SECTION 13. CERTAIN DEFINED TERMS. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

         SECTION 14. MISCELLANEOUS. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter at 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention:
Scott Skidmore. Notices to the Company shall be given to it at Gasco Energy, Inc., 8 Inverness Drive East, Suite 100, Englewood, CO 80112 (telefax: (303) 483-0011); Attention: Chief Financial Officer.



                                       25
(NY) 27961/057/UA/ua.doc

         (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (c) COUNTERPARTS. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (d) AMENDMENTS OR WAIVERS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (e) HEADINGS. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.






















                                       26
(NY) 27961/057/UA/ua.doc

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                               Very truly yours,

                               GASCO ENERGY, INC.


                               By:  /s/ W. KING GRANT
                                   --------------------------------------------
                                   Name:  W. King Grant
                                   Title: EVP & CFO




























(NY) 27961/057/UA/ua.doc

Accepted: April 9, 2007

J.P. MORGAN SECURITIES INC.



By:  /s/ SCOTT SKIDMORE
   --------------------------------------------
   Name:   Scott Skidmore
   Title:  Vice President




























(NY) 27961/057/UA/ua.doc

                                                                         ANNEX A

                       ORALLY-CONVEYED PRICING INFORMATION

The price paid by the investor per share and 10,000,000 shares






























                                       A-1
(NY) 27961/057/UA/ua.doc

                                                                         ANNEX C

                               FORM OF OPINION OF
                  DILL, DILL, CARR, STONBRAKER & HUTCHINGS P.C.

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information.

         (2) The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly and validly executed and delivered by the Company.

         (3) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Information and the Prospectus.

         (4) The shares of Stock outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

         (5) The Shares to be sold by the Company under the Underwriting Agreement have been duly authorized by the Company, and when issued and delivered and paid for as provided therein, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Time of Sale Information and the Prospectus, and the issuance of the Shares will not be subject to any preemptive or similar rights under the Company's Articles of Incorporation or Bylaws or under the laws of the State of Nevada.

         (6) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (7) Each of the Company's Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases



                                       B-1
(NY) 27961/057/UA/ua.doc
properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (8) To such counsel's knowledge, after due inquiry, other than as set forth, incorporated by reference or contemplated in the Registration Statement, the Prospectus or the Time of Sale Information, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or such subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect. To such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (9) Neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Bylaws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect. The issue and sale of the Shares and the execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation, or the Bylaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties.

         (10) The Registration Statement was declared effective under the Securities Act as of the date specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act




                                       B-2
(NY) 27961/057/UA/ua.doc
against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission.

         (11) The Registration Statement, the Prospectus and the Basic Prospectus contained in the Time of Sale Information (other than the financial statements and schedules and other financial, accounting and statistical data and the oil and gas reserve data, in each case contained or incorporated by reference (including the notes thereto and auditor's report thereon) therein, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act as of the effective date thereof, as of the effective date of any amendment thereto and as of the date of the Underwriting Agreement.

         (12) No consent, approval, authorization or qualification of or with any federal or state court, governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement (other than federal securities laws, as to which such counsel expresses no opinion in this paragraph, and state securities or Blue Sky laws, as to which such counsel expresses no opinion).

         (13) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (14) The statements in the Registration Statement, the Prospectus and the Basic Prospectus included in the Time of Sale Information, under the caption(s) "Description of Capital Stock," and the statements incorporated by reference in the Registration Statement and the Prospectus from Item 3 of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings.

         (15) Each document incorporated by reference in the Registration Statement, the Prospectus and the Basic Prospectus contained in the Time of Sale Information (other than the financial statements and schedules and other financial, accounting and statistical data and the oil and gas reserve data, in each case contained or incorporated by reference (including the notes thereto and auditor's report thereon) therein, as to which such counsel need express no opinion) appeared on its face to comply as to form when it was filed with the Commission in all material respects with the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

         In addition, such counsel shall state that because the primary purpose of their engagement was not to establish or confirm factual matters or oil and gas




                                       B-3
(NY) 27961/057/UA/ua.doc
reserve or financial or statistical data and because of the wholly or partially non-legal character of many of the statements contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information (except to the extent stated in paragraphs (3), (5), (10) and (14)), and that they (i) have not independently verified the accuracy, completeness or fairness of such statements and (ii) assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the oil and gas reserve or financial statements and schedules and other financial, accounting and statistical data included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information and (iii) have not examined the production, financial, accounting or other records from which such oil and gas reserves or financial statements and other oil and gas reserve and financial and statistical data are derived. However, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, representatives of the Underwriter and counsel for the Underwriter, at which conferences, the contents of the Registration Statement, the Prospectus, the Time of Sale Information and any amendment and supplement thereto and related matters were discussed. Such counsel shall further state that, based on the participation described above in the course of acting as counsel to the Company, no information has come to their attention that has caused such counsel to believe that, (A) the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A or Rule 430B to be part of the Registration Statement at the time of effectiveness) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial, accounting and statistical data and the oil and gas reserve data, in each case contained or incorporated by reference (including the notes thereto and auditor's report thereon) therein, as to which such counsel need not express any belief).

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Colorado and Nevada, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions




                                       B-4
(NY) 27961/057/UA/ua.doc

(reasonably satisfactory to Underwriter's counsel) of other counsel reasonably acceptable to the Underwriter's counsel, familiar with the applicable laws; and
(B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriter and they are justified in relying thereon.

         The opinion of Dill Dill Carr Stonbraker & Hutchings P.C. described above shall be rendered to the Underwriter at the request of the Company and shall so that therein.

























                                       B-5
(NY) 27961/057/UA/ua.doc

                                                                         ANNEX D

                               PRICING TERM SHEET


None



































                                       C-1
(NY) 27961/057/UA/ua.doc

                                                                       EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                                 April    , 2007

J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY  10172

         Re:      Gasco Energy, Inc. -- Public Offering

Ladies and Gentlemen:

         The undersigned understands that you, as underwriter (the "UNDERWRITER"), propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Gasco Energy, Inc., a Nevada corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") of common stock, par value $0.0001 per share, of the Company (the "SECURITIES"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriter's agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the prospectus supplement relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, par value $0.0001 per share par value, of the Company (the "COMMON STOCK") or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable



                                   Exhibit A-1
(NY) 27961/057/UA/ua.doc
for Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         The foregoing restrictions shall not apply to (a) transfers of Common Stock by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country or (b) sale of Stock acquired upon exercise of options outstanding under the Company's stock option agreements and stock option plan, in each case existing on the date of the Prospectus or
(c) a pledge of shares of Common Stock by the undersigned under an agreement existing prior to the date of this Lock-Up Agreement PROVIDED that in the event of any transfer pursuant to clause (a), the transferee shall enter into a lock-up agreement substantially in the form of this Lock-Up Agreement covering the remainder of the 90-day period referred to herein.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Underwriting Agreement does not become effective within 10 days following the date hereof, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

         The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.




                                   Exhibit A-2
(NY) 27961/057/UA/ua.doc

         This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                      Very truly yours,




                                      ------------------------------------------
                                      (Name)



                                      ------------------------------------------
                                      (Address)






















                                   Exhibit A-3
(NY) 27961/057/UA/ua.doc

                                                                     EXHIBIT A-1

                           PERSONS SUBJECT TO LOCK-UP

Marc Bruner
Mark A. Erickson
Michael K. Decker
W. King Grant
Richard J. Burgess
Charles B. Crowell
Carmen J. Lotito
Carl Stadelhofer
John A. Schmit
Richard S. Langdon



























                                  Exhibit A1-1
(NY) 27961/057/UA/ua.doc